Exhibit 99.1

Analog Devices Reports Third Quarter Fiscal Year 2012 Results

NORWOOD, Mass.--(BUSINESS WIRE)--August 21, 2012--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its third quarter of fiscal year 2012, which ended August 4, 2012.

“ADI delivered solid results for the third quarter, with revenue increasing by 1% and diluted EPS increasing by 6% compared to the prior quarter. Profitability and cash flow remained strong,” said Jerald G. Fishman, President and CEO. “Given the economic headwinds and uncertainty in most regions, we were encouraged by consistent order patterns among customers and distributors and by the resilience of our large and broad-based industrial business, as well as the communications, automotive, and consumer end markets.”

Mr. Fishman continued, “As a result of higher opening backlog and stable order patterns, we are planning for sequential revenue growth in the fourth quarter. We expect that revenue from the industrial, communications, and automotive end markets will be similar to third quarter levels, in line with typical seasonal patterns. We are expecting sequential revenue growth from our consumer customers as is typical in the fourth quarter and also as a result of a strong new product cycle. In aggregate, we are planning for revenue in the range of $685 million to $715 million for the fourth quarter.”

ADI also announced that the Board of Directors has declared a cash dividend of $0.30 per outstanding share of common stock. The dividend will be paid on September 12, 2012 to all shareholders of record at the close of business on August 31, 2012.

Results for the Third Quarter of Fiscal 2012

  Revenue totaled $683 million
  Gross margin was 65.6% of revenue
  Operating margin was 32% of revenue, excluding restructuring-related expenses
  Diluted EPS was $0.56
  Cash flow from operations was $138 million, or 20% of revenue

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the third quarter of fiscal year 2012, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market and revenue by product type is provided on Schedules D and E. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the Fourth Quarter of Fiscal 2012

The following statements are based on current expectations. These statements are forward- looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases

  Revenue estimated at $685 million to $715 million
  Gross margin estimated to be approximately 65%
  Operating expenses estimated to be approximately $231 million
  Diluted EPS estimated at $0.54 to $0.60

Conference Call Scheduled for 5:00 pm ET

ADI will host a conference call to discuss the third quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI.")

A replay will be available almost immediately after the call. The replay may be accessed for up to one week by dialing 855-859-2056 (replay only) and providing the conference ID:17192535, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule F of this press release provides the reconciliation of the Company’s non-GAAP measures to its GAAP measures.

Manner in Which Management Uses the Non-GAAP Financial Measures

Management uses non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the Company’s operating results and trends in the Company’s business.

Economic Substance Behind Management’s Decision to Use Non-GAAP Financial Measures

The items excluded from the non-GAAP measures were excluded because they are of a non-recurring or non-cash nature.

The following item is excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Restructuring-Related Expenses. These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, and other cost reduction efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following item is excluded from our non-GAAP diluted earnings per share:

Tax-Related Item. In the third quarter of fiscal 2012, the Company recorded a one-time $3.4 million tax benefit related to the release of a tax reserve for an expired tax year. We excluded this tax-related item from our non-GAAP measures because it is not associated with the tax expense on our current operating results.

Why Management Believes the Non-GAAP Financial Measures Provide Useful Information to Investors

Management believes that the presentation of non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the Company.

Material Limitations Associated with Use of the Non-GAAP Financial Measures

Analog Devices believes that non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Management’s Compensation for Limitations of Non-GAAP Financial Measures

Management compensates for these material limitations in non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS by also evaluating our GAAP results and the reconciliations of our non-GAAP measures to the most directly comparable GAAP measures. Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices

Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, operating expenses, gross margin, and other financial results, expected product development and product cycle strength, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: sovereign debt issues globally, any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Third Quarter, Fiscal 2012

Schedule A
Revenue and Earnings Summary (GAAP)
(In thousands, except per-share amounts)

	Three Months Ended
	3Q 12	2Q 12	3Q 11
	Aug. 4, 2012	May 5, 2012	July 30, 2011
Revenue	$683,026	$675,094	$757,902
Year-to-year change	-10%	-15%	5%
Quarter-to-quarter change	1%	4%	-4%
Cost of sales (1)	235,152	234,639	248,262
Gross margin	447,874	440,455	509,640
Gross margin percentage	65.6%	65.2%	67.2%
Year-to-year change (basis points)	-160	-240	50
Quarter-to-quarter change(basis points)	40	200	-40
Operating expenses:
R&D (1)	129,694	127,537	128,476
Selling, marketing and G&A (1)	99,873	99,992	102,323
Special charges	5,836	-	-
Total operating expenses	235,403	227,529	230,799
Total operating expenses percentage	34.5%	33.7%	30.5%
Year-to-year change (basis points)	400	390	-130
Quarter-to-quarter change (basis points)	80	-120	70
Operating income	212,471	212,926	278,841
Operating income percentage	31.1%	31.5%	36.8%
Year-to-year change (basis points)	-570	-620	190
Quarter-to-quarter change (basis points)	-40	320	-90
Other expense	3,002	1,472	3,970
Income before income tax	209,469	211,454	274,871
Provision for income taxes	39,701	48,555	54,936
Tax rate percentage	19.0%	23.0%	20.0%
Net income	169,768	162,899	219,935

Shares used for EPS - basic	298,445	298,130	299,616
Shares used for EPS - diluted	305,359	305,921	308,744

Earnings per share - basic	$0.57	$0.55	$0.73
Earnings per share - diluted	$0.56	$0.53	$0.71

Dividends paid per share	$0.30	$0.30	$0.25

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,871	$1,671	$1,811
R&D	$5,999	$5,162	$5,877
Selling, marketing and G&A	$5,921	$5,267	$5,622

Analog Devices, Third Quarter, Fiscal 2012

Schedule B
Selected Balance Sheet Information (GAAP)
(In thousands)

	3Q 12	2Q 12	3Q 11
	Aug. 4, 2012	May 5, 2012	July 30, 2011
Cash & short-term investments	$3,765,045	$3,752,625	$3,514,538
Accounts receivable, net	345,795	330,282	375,011
Inventories (1)	312,079	303,742	299,332
Other current assets	138,366	135,880	150,250
Total current assets	4,561,285	4,522,529	4,339,131
PP&E, net	490,581	478,959	481,596
Investments	29,615	30,209	30,249
Goodwill and intangible assets	308,190	309,092	293,343
Other	66,951	71,701	107,062
Total assets	$5,456,622	$5,412,490	$5,251,381

Deferred income on shipments to distributors, net	$246,674	$244,150	$277,528
Other current liabilities	261,868	314,424	278,759
Long-term debt, non-current	842,540	847,983	875,766
Non-current liabilities	76,934	80,793	103,611
Shareholders' equity	4,028,606	3,925,140	3,715,717
Total liabilities & equity	$5,456,622	$5,412,490	$5,251,381

(1) Includes $2,361, $2,318 and $2,474 related to stock-based compensation in 3Q12, 2Q12 and 3Q11, respectively.

Analog Devices, Third Quarter, Fiscal 2012

Schedule C
Cash Flow Statement (GAAP)
(In thousands)

	Three Months Ended
	3Q 12	2Q 12	3Q 11
	Aug. 4, 2012	May 5, 2012	July 30, 2011
Cash flows from operating activities:
Net Income	$169,768	$162,899	$219,935
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	27,107	26,871	29,133
Amortization of intangibles	56	18	347
Stock-based compensation expense	13,791	12,100	13,310
Gain on sale of investments	-	(1,231)	-
Excess tax benefit - stock options	(5,054)	(2,602)	(1,282)
Noncash portion of special charges	219	-	-
Other non-cash activity	(1,380)	(981)	485
Deferred income taxes	34	(7,762)	4,650
Changes in operating assets and liabilities	(66,835)	36,657	(9,598)
Total adjustments	(32,062)	63,070	37,045
Net cash provided by operating activities	137,706	225,969	256,980
Percent of total revenue	20.2%	33.5%	33.9%

Cash flows from investing activities:
Additions to property, plant and equipment	(39,239)	(30,137)	(36,977)
Proceeds related to sale of investments	-	1,506	-
Payments for acquisitions, net of cash acquired	-	(24,158)	(13,988)
Purchases of short-term available-for-sale investments	(1,854,249)	(2,235,601)	(1,473,867)
Maturities of short-term available-for-sale investments	1,534,235	1,635,795	853,624
Sales of short-term available-for-sale investments	76,330	109,734	-
Decrease (Increase) in other assets	408	(1,650)	836
Net cash used for investing activities	(282,515)	(544,511)	(670,372)

Cash flows from financing activities:
Term loan repayments	(3,625)	(3,625)	(21,142)
Early termination of swap agreements	-	18,520	-
Dividend payments to shareholders	(89,511)	(89,402)	(74,993)
Repurchase of common stock	(17,344)	(44,017)	(66,283)
Net proceeds from employee stock plans	23,329	38,752	41,160
Decrease in other financing activities	(4,755)	(7,155)	(2,410)
Excess tax benefit - stock options	5,054	2,602	1,282
Net cash (used for) financing activities	(86,852)	(84,325)	(122,386)
Effect of exchange rate changes on cash	(1,256)	491	(1,162)

Net decrease in cash and cash equivalents	(232,917)	(402,376)	(536,940)
Cash and cash equivalents at beginning of period	695,066	1,097,442	1,894,761
Cash and cash equivalents at end of period	$462,149	$695,066	$1,357,821

Analog Devices, Third Quarter, Fiscal 2012

Schedule D
Revenue Trends by End Market

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Aug. 4, 2012				May 5, 2012	July 30, 2011
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$322,295	47%	0%	-12%	$323,701	$367,511
Automotive	114,655	17%	-3%	12%	118,066	102,160
Consumer	108,905	16%	1%	-19%	107,562	134,771
Communications	137,171	20%	9%	-11%	125,765	153,460
Total Revenue	$683,026	100%	1%	-10%	$675,094	$757,902

Analog Devices, Third Quarter, Fiscal 2012

Schedule E
Revenue Trends by Product Type

The categorization of our products into broad categories is based on the characteristics of the individual products, the specification of the products and in some cases the specific uses that certain products have within applications. The categorization of products into categories is therefore subject to judgment in some cases and can vary over time. In instances where products move between product categories we reclassify the amounts in the product categories for all prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each product category.

	Three Months Ended
	Aug. 4, 2012				May 5, 2012	July 30, 2011
	Revenue*	%	Q/Q %	Y/Y %	Revenue	Revenue
Converters	$299,594	44%	0%	-11%	$300,044	$337,239
Amplifiers / Radio Frequency	180,939	26%	2%	-8%	177,813	197,447
Other analog	98,269	14%	8%	-8%	90,786	106,702
Subtotal Analog Signal Processing	578,802	85%	2%	-10%	568,643	641,388
Power management & reference	45,401	7%	-1%	-17%	46,060	54,957
Total Analog Products	$624,203	91%	2%	-10%	$614,703	$696,345
Digital Signal Processing	58,823	9%	-3%	-4%	60,391	61,557
Total Revenue	$683,026	100%	1%	-10%	$675,094	$757,902

* The sum of the individual percentages does not equal the total due to rounding

Analog Devices, Third Quarter, Fiscal 2012

Schedule F
Reconciliation from Non-GAAP to GAAP Data (In thousands, except per-share amounts)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	3Q 12	2Q 12	3Q 11
	Aug. 4, 2012	May 5, 2012	July 30, 2011

GAAP Operating Expenses	$235,403	$227,529	$230,799
Percent of Revenue	34.5%	33.7%	30.5%
Restructuring-Related Expense	$(5,836)	$-	$-
Non-GAAP Operating Expenses	$229,567	$227,529	$230,799
Percent of Revenue	33.6%	33.7%	30.5%

GAAP Operating Income/Margin From Continuing Operations	$212,471	$212,926	$278,841
Percent of Revenue	31.1%	31.5%	36.8%
Restructuring-Related Expense	$5,836	$-	$-
Non-GAAP Operating Income/Margin From Continuing Operations	$218,307	$212,926	$278,841
Percent of Revenue	32.0%	31.5%	36.8%

GAAP Diluted EPS	$0.56	$0.53	$0.71
Restructuring-Related Expense	$0.01	$-	$-
Impact of Expired Tax Statute	$(0.01)	$-	$-
Non-GAAP Diluted EPS	$0.56	$0.53	$0.71

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282
781-461-3491 (fax)
investor.relations@analog.com